EXHIBIT 99.1

Intelligent Systems Completes Sale of QS Technologies Subsidiary

Acquisition by Netsmart Technologies Combines Public Health Software and Services Companies

NORCROSS, Ga., Aug. 2, 2006 (PRIMEZONE) -- Intelligent Systems Corporation (AMEX:INS) today announced the sale of its QS Technologies, Inc. business to Netsmart Technologies, Inc. (Nasdaq:NTST) effective July 31, 2006. Intelligent Systems sold the QS Technologies' business and related assets for $1.9 million cash, a promissory note of $1.435 million and the assumption by Netsmart of approximately $1.8 million in net liabilities of QS. In addition, ISC retained accounts receivable and cash of QS Technologies aggregating approximately $2.0 million. The transaction also provides for potential additional payments to Intelligent Systems of up to $1.45 million in 2008, contingent upon the attainment of performance milestones by the QS business through 2007.

J. Leland Strange, president and chief executive officer of Intelligent Systems Corporation, stated, "QS Technologies has been a part of Intelligent Systems since 1997. During that time, it has grown into a valuable business with a well-deserved reputation for its industry expertise and outstanding software products and customer service. With this sale to Netsmart, QS is now aligned for its next phase with another strong company focused on the public health software and services market. Together, QS and Netsmart are well positioned to take advantage of new opportunities."

The QS Technologies business will continue to operate with its current employees at its Greenville, S.C. location.

About Intelligent Systems Corporation

For over thirty years, Intelligent Systems Corporation (AMEX:INS) has identified, created, operated and grown early stage technology companies. After the QS Technologies sale, the company's consolidated subsidiaries include VISaer, Inc. (www.visaer.com) and CoreCard Software, Inc. (www.corecard.com), (both software companies) and ChemFree Corporation (www.chemfree.com) (an industrial products company). Further information is available on the company's website at www.intelsys.com, or by calling the company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures (including pricing), changes in customers' requirements or financial condition, market acceptance of products and services, changes in financial markets, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies, and general economic conditions, particularly those that cause business or government to delay or cancel purchase decisions. Factors that affect the company's performance and financial results are more fully disclosed in the company's most recent filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB and its subsequent filings.

CONTACT:  Intelligent Systems Corporation
          Bonnie Herron
          (770) 564-5504
          bherron@intelsys.com